EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3D No. 333-212415) and the Registration Statement (Form F-3 No. 333-214268) of Costamare Inc. and the related Prospectus of our reports dated March 14, 2017 with respect to the consolidated financial statements of Costamare Inc. and the effectiveness of internal control over financial reporting of Costamare Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2016.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
March 14, 2017